SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report(Date of earliest event reported): May 25, 2004


                               Pipeline Data Inc.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    333-79831              13-3953764
(State or other jurisdiction of       (Registration)         (IRS Employer
 incorporation or organization                              Identification No.)

             1599 Washington Street, Braintree, Massachusetts 02184
                    (Address of principal executive offices)


                                 (800) 932-5708
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     We have embarked upon a recent campaign for quality portfolio acquisitions fueled by the Laurus funds. We have made five recent acquisitions.

     On May 25, 2004, Northern Merchant Services, Inc. ("NMS") (a subsidiary of Pipeline Data Inc. ("Pipeline" or the "Company") entered into an Asset Purchase Agreement (the "UPC Agreement") with UNITED PROCESSING CORPORATION LTD. ("UPC"), pursuant to which NMS agreed to purchase UPC's Residual Rights under Merchant Agreements. UPC is an independent agent in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (this business is referred to herein as the "Merchant Solicitation Business" and the agreements with providers is referred to herein as "Merchant Agreements"). The two Merchant Agreements under which rights were transferred are: (i) an Agreement dated April 30, 1996 with EFS NATIONAL BANK, (the "EFS Existing Agreement") and (ii) an Agreement dated April 2, 1998 with NATIONAL PAYMENT SYSTEMS, INC., a New York Corporation, d/b/a CARD PAYMENT SYSTEMS ("CPS") (the "CPS Existing Agreement").

     As consideration for the assets sold, NMS paid an aggregate purchase price of $312,000 in cash or certified check and 21,000 Shares of Pipeline Data Common Stock. The principal document involved is an Asset Purchase Agreement.

     On May 18, 2004, Pipeline entered into an asset purchase agreement (the "Agreement") with MILLENNIUM MERCHANT SERVICES, INC. and Kent Stiritz, (the "Sellers"), pursuant to which Pipeline agreed to purchase Sellers' rights to residual payments ("Residual Rights") under Merchant Agreements (as hereinafter defined). Sellers are independent agents in the business of soliciting merchants and other customers on behalf of third-party providers of card-based transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (Sellers' business is referred to herein as the "Merchant Solicitation Business" and the agreements with the providers is referred to herein as "Merchant Agreements".

     The Agreement contemplates that the Residual Rights shall be purchased in a series of transactions. The consideration for the Residual Rights shall be shares of Pipeline's common stock (the "Shares"). There have been a total of 4.2 million Shares set aside for the Residual Rights sales (subject to adjustments in the event of a reverse stock split or other stock recombination).

     Pursuant to the Agreement, Pipeline shall purchase the Residual Rights in consideration for its Shares valued at $1.00 per share in accordance with the following formula: The formula by which the purchase price of the Residual Rights shall be determined shall be based upon the average monthly gross revenue actually derived from the Residual Rights and subsequently deposited into an escrow account for the three month period between April and June 2004, subject to review for exceptional items and to possible extension for delays in portfolio payments (the "Average Monthly Gross Revenue Figure" Revenue Figure). The average monthly revenue shall be distributed to Pipeline and shall be calculated in order to determine the Average Gross Monthly Revenue Figure. The Average Monthly Gross Revenue Figure shall be multiplied by 30 and then divided by $1.00 to derive the total number of the Pipeline's Shares required to purchase the Residual Rights. For example if the net revenue for each of the three target months were $80,000, $85,000 and $90,000, respectively, the Average Monthly Gross Revenue Figure would be $85,000. When this figure is multiplied by 30, the product would equal a total cash purchase price of $2,550,000 and then when divided by $1.00, the purchase price would be payable with 2,550,000 Shares of Pipeline's common stock.
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

     Second and subsequent purchases of Residual Rights shall be based on the same formula as set forth above, except that the Share price used in the formula shall be $1.20 per share. Notwithstanding anything else in the Agreement, the total number of shares payable for the Residual Rights shall not exceed 4.2 million Shares.

     At closing, Pipeline provided a loan to Sellers in the amount of $500,000 at the simple interest rate of 6% per annum. This loan shall mature July 2007 but may be repaid at any time without penalty in cash or with Residual Rights from Merchant Accounts valued pursuant to the subsequent purchase allocation formula (i.e., with a share price of $1.20 per share). The loan shall be personally guaranteed by the Sellers and collateralized by 1,000,000 Shares, subject to calls for additional Shares in the event of a reduction in Share value.

     Pipeline will stand ready to lend Sellers an additional $500,000 at anytime between the one year anniversary date of the Closing and the two year anniversary date of the Closing at the simple interest rate of 6% per annum. This loan shall be due May 2008. The loan shall be personally guaranteed by the Sellers and collateralized by 1,000,000 Shares, subject to calls for additional Shares in the event of a reduction in Share value. Notwithstanding the foregoing, Sellers must be in compliance with terms of the Agreement as a condition precedent to Pipeline's obligation to provide this loan.

     The principal documents involved are an Asset Purchase Agreement, a Pledge Agreement and a Secured Term Note. All of the documents are dated May 18, 2004.

     On March 15, 2004, our subsidiary NMSI entered into an Asset Purchase Agreement with Leslie E. McElhiney, Michael Hornung, and Patricia Thornton, for rights to residual payments ("Residual Rights") which relate to certain merchant accounts. As consideration for the assets sold, Northern Merchants paid an aggregate purchase price of $131,363.00 plus 21,968 shares of our restricted common stock to McElhiney; $42,093.33 to Hornung; and, $94,624.68 plus 10,984 shares of our common stock to Thornton.

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


Item 7.           Financial Statements and Exhibits

(a)  Not Applicable

(b)  Not Applicable

(c)  Not Applicable

10.1 Millennium Asset Purchase Agreement dated May 18, 2004.

10.2 Millennium Secured Term Note dated May 18, 2004.

10.3 Millennium Pledge Agreement  dated  May 18, 2004.

10.4 UPC Asset Purchase Agreement dated May 24, 2004.





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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   PIPELINE DATA INC.


Dated:  June 1 , 2004                              By: /s/ MacAllister Smith
        -------------                                  ---------------------
                                                       MacAllister Smith
                                                       Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number      Description


10.1 Millennium Asset Purchase Agreement dated May 18, 2004.

10.2 Millennium Secured Term Note dated May 18, 2004.

10.3 Millennium Pledge Agreement  dated  May 18, 2004.

10.4 UPC Asset Purchase Agreement dated May 25, 2004.






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